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Exhibit 24.1

POWER OF ATTONREY

        We, the undersigned directors and officers of ImmunoGen, Inc. (the "Company"), do hereby severally constitute and appoint Daniel M. Junius and Gregory D. Perry or either of them, as our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our names and on our behalf in our capacities as directors or officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, previously approved by the Board of Directors of the Company and to be filed by the Company with respect to the offering(s) by the Company of up to $125,000,000.00 of the Company's securities, consisting of common stock, $.01 par value per share, preferred stock, $.01 par value per share, debt securities and warrants, separately or as units, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, such Registration Statement and any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) thereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        This Power of Attorney shall be effective as of the signature dates set forth below and it shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said attorneys-in-fact and agents, or any of them.

        IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed on the date(s) set forth below.

Signature	Title	Date

/s/ DANIEL M. JUNIUS Daniel M. Junius	President, Chief Executive Officer and Director (principal executive officer)	March 31, 2010
/s/ GREGORY D. PERRY Gregory D. Perry	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	March 31, 2010
/s/ STEPHEN C. MCCLUSKI Stephen C. McCluski	Chairman of the Board of Directors	March 31, 2010
/s/ DAVID W. CARTER David W. Carter	Director	March 31, 2010
/s/ NICOLE ONETTO Nicole Onetto	Director	March 31, 2010
/s/ HOWARD H. PIEN Howard H. Pien	Director	March 31, 2010
/s/ MITCHEL SAYARE Mitchel Sayare	Director	March 31, 2010
/s/ MARK SKALETSKY Mark Skaletsky	Director	March 31, 2010
/s/ JOSEPH J. VILLAFRANCA Joseph J. Villafranca	Director	March 31, 2010
/s/ RICHARD J. WALLACE Richard J. Wallace	Director	March 31, 2010

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  Exhibit 24.1